CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports dated November 12, 2004 and to all references to our firm included in or made a part of this Post-Effective Amendment No. 2 to Conestoga Small Cap Fund (SEC File Number 811-21120) Registration Statement on Form N-1A, including the references to our firm under the heading "Financial Highlights" in the
Prospectus and heading "Independent Registered Accounting Firm" in the Prospectus and Statement of Additional Information.


/s/ Cohen McCurdy


Cohen McCurdy, Ltd.
Westlake, Ohio
November 23, 2004